EXHIBIT 10.3

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”), effective as of June 11, 2014 (the “Effective Date”), is by and among Heinrich Bauer (USA) LLC (“Bauer”), a Delaware limited liability company, Kable Distribution Services, Inc. (“KDS”), a Delaware corporation, Palm Coast Data LLC (“PCD”), a Delaware limited liability company, and AMREP Corporation (“AMREP” and together with Bauer, KDS and PCD, the “Parties”), an Oklahoma corporation.

WHEREAS, KDS and PCD are indirect subsidiaries of AMREP;

WHEREAS, KDS distributes certain magazines of Bauer pursuant to (i) the Distribution Agreement, dated as of January 3, 2006, between Bauer (as assignee from Heinrich Bauer Verlag Beteiligungs GmbH) and KDS, as amended from time to time (collectively, the “Main Distribution Agreement”) and (ii) the Distribution Agreement for Distribution to Canada Only, dated as of January 3, 2006, between Bauer and KDS, as amended from time to time (collectively, the “Canada Distribution Agreement”, and together with the Main Distribution Agreement, the “Distribution Agreement”);

WHEREAS, certain disputes have arisen between KDS and Bauer under the Distribution Agreement which the Parties intend by this Agreement to finally resolve and settle, and in connection therewith, KDS and Bauer desire, among other things, to change the commission percentage and certain payment terms set forth in the Distribution Agreement;

WHEREAS, the Distribution Agreement has been validly terminated by Bauer, and, except with respect to the Fulfillment Agreement (defined below), Bauer will thereafter be distributing its magazines through a new distributor;

WHEREAS, PCD provides certain fulfillment services to Bauer pursuant to the Services Agreement, dated December 1, 1994, between Bauer (as assignee from Bauer Publishing Company LP) and PCD (as assignee from Fulfillment Corporation of America), as amended from time to time (collectively, the “Fulfillment Agreement”);

WHEREAS, in order to resolve all disputes between KDS and Bauer under the Distribution Agreement, PCD has agreed to reduce its fees (other than with respect to third party costs) charged to Bauer under the Fulfillment Agreement;

WHEREAS, in order to resolve all disputes between KDS and Bauer under the Distribution Agreement, AMREP has agreed to issue shares of its common stock to Bauer; and

WHEREAS, in connection with the foregoing, the Parties have agreed to finally resolve all disputes related to or arising on or prior to the Effective Date under any of the Distribution Agreement or the Fulfillment Agreement, Bauer has agreed to release claims it may have against any AMREP Person (as defined below) and KDS, PCD and AMREP have agreed to release claims they may have against any Bauer Person (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows as of the Effective Date:

1.    Definitions. Capitalized terms shall have the meanings set forth or referred to in this Section, or in the Section in which they first appear in the Agreement.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the direct or indirect power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“AMREP Persons” means, collectively, jointly and severally, KDS and its Related Persons, PCD and its Related Persons and AMREP and its Related Persons.

“Bauer Persons” means, collectively, jointly and severally, Bauer and its Related Persons.

“Claims” means actions, suits, claims, demands, debts, deposits, dues, complaints, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts (whether oral or written, express or implied from any source), agreements, diminution in value of property, warranties, security interests, controversies, promises, judgments, extents, executions, variances, trespasses, liabilities or obligations of any kind whatsoever, in law or equity, and causes of action of every kind and nature, or otherwise (including claims for damages, costs, expenses, and attorneys’, brokers’, accountants’ and other professionals’ and consultants’ fees and expenses) arising out of or related, directly or indirectly, to events, facts, conditions or circumstances existing or arising from the beginning of the world, through and until the Effective Date, whether arising in law, admiralty, or equity or by statute, by regulation, or otherwise, whether known or unknown, suspected or unsuspected, unanticipated as well as anticipated, groundless or otherwise, and that now exist or may hereafter accrue based on matters now unknown as well as known, including any and all claims and demands under, related to, arising from or in any way connected with the provisions of Exhibit E of the Main Distribution Agreement that are deleted or amended by this Agreement or the provisions of Exhibit E of the Canada Distribution Agreement that are deleted or amended by this Agreement.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any federal, state, local or foreign government or political subdivision thereof, or any arbitrator, court or tribunal of competent jurisdiction.

“Person” means an individual, corporation, partnership, joint venture, limited liability entity, governmental authority, unincorporated organization, trust, association or other entity.

“Related Persons” means, collectively, jointly and severally, a Person’s past and present predecessors, successors, Affiliates, direct and indirect subsidiaries, and its and their successors-in-interest, executors, heirs, administrators, receivers, trustees, assigns, assignees, insurers, officers, directors, members (direct and indirect), partners (direct and indirect), owners, past and present shareholders, past and present stockholders, direct and indirect subsidiaries, employees, agents, attorneys, lenders (and agents related thereto), financial and other advisors, accountants, consultants and other representatives.

“Settlement Shares” means eight hundred twenty five thousand (825,000) shares of common stock, par value $.10, of AMREP.

2.    Amendments to Distribution Agreement and Fulfillment Agreement and Confidentiality. The Parties agree that the provisions attached to this Agreement (including Exhibits A, A-1, A-2, B, C and D) are hereby incorporated by reference and made a part of this Agreement.

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3.    Settlement Shares.

3.1.  Issuance of Settlement Shares. On or prior to the date that is three (3) days after AMREP receives notification of approval by the New York Stock Exchange (“NYSE”) of the supplemental listing application (“SLA”) therefor, and in any event within thirty (30) days of the Effective Date, AMREP shall issue to Bauer the Settlement Shares, which shall be subject to the restrictions contained in Section 3.2. The form of the SLA is set forth as Exhibit C, and AMREP will file the complete, executed SLA (together with all exhibits and attachments executed as necessary), within two business days after the Effective Date. AMREP represents and warrants to Bauer that it has discussed the SLA with the NYSE and, based on such discussion, has no reason to believe that the SLA will not be approved promptly.

3.2.  Restrictions on Settlement Shares.

(a) Bauer acknowledges and agrees that the Settlement Shares shall be issued in the name of Bauer. Bauer acknowledges and agrees that AMREP shall effect delivery of the Settlement Shares by delivering to Bauer at its address provided in this Agreement a physical certificate representing such Settlement Shares and that such certificate representing such Settlement Shares shall contain the restrictive legend set forth in Section 3.2(b) below. Bauer acknowledges and agrees that the Settlement Shares shall not be offered for sale, sold, transferred, pledged or hypothecated by any Bauer Person prior to the date that is (i) six months after the issuance of the Settlement Shares or (ii) between six months and 12 months after such issuance, unless, during such period, current public information is available, as contemplated in Securities Act Rule 144, with respect to AMREP. AMREP will cause the transfer restrictions against the Settlement Shares to be removed after the date that is six months after their issuance date, upon receipt of an opinion in standard form from Bauer’s counsel (both such opinion and such counsel being reasonably acceptable to AMREP; AMREP acknowledges that Loeb & Loeb LLP is acceptable counsel) that the Settlement Shares may be offered for sale, sold, transferred, pledged or hypothecated pursuant to an exemption from registration under the Securities Act and applicable state securities laws. AMREP acknowledges and agrees as of the Effective Date that Bauer is not, and by issuance to it of the Settlement Shares, only, will not be, an affiliate of AMREP, as meant in Rule 144.

(b) As long as the Settlement Shares are subject to the transfer restrictions referred to in Section 3.2(a), the certificate for the Settlement Shares shall contain the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED PRIOR TO THE DATE THAT IS SIX (6) MONTHS AFTER THE ISSUANCE OF THE SHARES. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION AND THE CORPORATION RECEIVES AN OPINION OF COUNSEL (BOTH SUCH OPINION AND SUCH COUSEL BEING REASONABLY ACCEPTABLE TO AMREP CORPORATION) TO SUCH EFFECT.

3.3.  Securities Representations. Bauer hereby makes the following representations and warranties to KDS, PCD and AMREP, and KDS, PCD and AMREP hereby make to Bauer the representation and warranty set forth in Section 3.3(f), each of which shall survive the closing of the transactions contemplated by this Agreement:

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(a) Bauer understands and agrees that the Settlement Shares are being offered and will be sold to it in transactions exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”), based in part upon Bauer’s representations contained in this Agreement and, as a result, that the Settlement Shares may not be offered for sale, sold, transferred, pledged or hypothecated unless a registration statement under the Securities Act and applicable state securities laws shall be effective with respect thereto or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer, sale, transfer, pledge or hypothecation. Bauer must bear the economic risk of an investment in the Settlement Shares indefinitely unless such securities are registered pursuant to the Securities Act or an exemption from registration is available. Bauer understands that AMREP has no present intention or obligation to register the Settlement Shares. Bauer has been advised of or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including the availability of certain current public information about AMREP, the resale occurring following the required holding period under Rule 144 and, if Bauer is an AMREP affiliate, the number of securities being sold during any three month period not exceeding specified limitations.

(b) Based in part on advice of its counsel, Bauer is capable of evaluating the merits and risks of its investment in AMREP and has the capacity to protect its own interests.

(c) The Settlement Shares are being acquired for Bauer’s own account and not with the view to, or for resale in connection with, any distribution other than resales made in compliance with the Securities Act. Bauer is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission. Bauer is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

(d) Bauer acknowledges that it has received any information that it has requested for Bauer to make an investment decision. Bauer has had an opportunity to discuss AMREP’s business, management and financial affairs with AMREP and its representatives and has had the opportunity to review AMREP’s operations and facilities. Bauer has also had the opportunity to ask questions of and receive answers from AMREP and its management regarding the terms and conditions of its acquisition of the Settlement Shares. Except as expressly set forth in this Agreement, Bauer acknowledges and agrees that no AMREP Person has made to Bauer any other representation or warranty regarding the operations, business, prospects or condition (financial or otherwise) of any AMREP Person.

(e) Bauer has had full opportunity to seek the advice of independent counsel respecting the transactions contemplated by this Agreement and the tax risks and implications thereof. Bauer maintains its domicile (and is not a transient or temporary resident) at the address shown in Section 14. Neither Bauer nor any of its Affiliates own, directly or indirectly, any shares of common stock, par value $.10, of AMREP.

(f) There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement or related documents based on any arrangement or agreement binding upon any Bauer Person or AMREP Person.

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4.    Release of Claims.

4.1.  Bauer, for itself and for each Bauer Person, acknowledges that the several agreements of KDS, PCD and AMREP hereunder fully satisfy and resolve any and all disputes, defaults, liabilities and obligations arising or accruing under, or related to, the Distribution Agreement, the Fulfillment Agreement or otherwise prior to the Effective Date, and hereby forever fully, irrevocably and unconditionally releases and discharges each AMREP Person from any and all Claims which any Bauer Person can, shall or may have against any AMREP Person, howsoever and whenever arising (collectively, the “Bauer Released Claims”), except that the Bauer Released Claims shall not include the obligations of KDS, PCD and AMREP under this Agreement, the future obligations of KDS under the Distribution Agreement as amended by this Agreement and the future obligations of PCD under the Fulfillment Agreement as amended by this Agreement. Bauer, for itself and for each Bauer Person, hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal or arbitrator, against any AMREP Person based in whole or in part upon any Bauer Released Claim. It is understood and agreed by all Parties that the release in this Section 4.1 is a general release of the AMREP Persons (except with respect to the obligations of KDS, PCD and AMREP under this Agreement, the future obligations of KDS under the Distribution Agreement as amended by this Agreement and the future obligations of PCD under the Fulfillment Agreement as amended by this Agreement), and it is to be construed in the broadest possible manner consistent with applicable Law and shall apply to any and all Claims, whether known or unknown. Bauer shall take all such actions as will ensure that each Bauer Person complies with the terms of this Agreement. Bauer will be responsible for any breach of this Agreement by any Bauer Person.

4.2.  Bauer represents and warrants that it is the exclusive owner of the Bauer Released Claims and that, as of the Effective Date, Bauer has not assigned, sold, transferred or otherwise conveyed any Bauer Released Claim to any Person. Bauer represents and warrants that, as of the Effective Date, Bauer has not filed with any court, tribunal or alternative dispute resolution organization any claim, demand, action, joinder or cause of action against any AMREP Person. If this warranty and representation should later be found to be untrue, then, in addition to any other relief or damages to which each AMREP Person may be entitled, Bauer shall, at no cost or expense to any AMREP Person, immediately file all documents and take all action necessary to have the claim, action or cause of action dismissed or discontinued with prejudice.

4.3.  KDS, PCD and AMREP, jointly and severally, and for each AMREP Person, acknowledge that the several agreements of Bauer hereunder fully satisfy and resolve any and all disputes, defaults, liabilities and obligations arising or accruing under, or related to, the Distribution Agreement, the Fulfillment Agreement or otherwise prior to the Effective Date, and hereby forever fully, irrevocably and unconditionally release and discharge each Bauer Person from any and all Claims which any AMREP Person can, shall or may have against any Bauer Person, howsoever and whenever arising (collectively, the “AMREP Released Claims”), except that the AMREP Released Claims shall not include (i) the obligations of Bauer under this Agreement, (ii) the indemnification obligations and future obligations of Bauer (if any) under the Distribution Agreement as amended by this Agreement and (iii) the indemnification obligations, obligations for payment for past services performed and future obligations of Bauer under the Fulfillment Agreement as amended by this Agreement. Each of KDS, PCD and AMREP, for itself and for each AMREP Person, hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal or arbitrator, against any Bauer Person based in whole or in part upon any AMREP Released Claim. It is understood and agreed by all Parties that the release in this Section 4.3 is a general release of the Bauer Persons (except with respect to (i) the obligations of Bauer under this Agreement, (ii) the indemnification obligations and future obligations of Bauer (if any) under the Distribution Agreement as amended by this Agreement and the (iii) indemnification obligations, obligations for payment for past services performed and future obligations of Bauer under the Fulfillment Agreement as amended by this Agreement), and it is to be construed in the broadest possible manner consistent with applicable Law and shall apply to any and all Claims, whether known or unknown. KDS, PCD and AMREP shall take all such actions as will ensure that each AMREP Person complies with the terms of this Agreement. KDS, PCD and AMREP shall be jointly and severally responsible for any breach of this Agreement by any them or their Related Persons.

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4.4.  KDS, PCD and AMREP represent and warrant that they are the exclusive owners of the AMREP Released Claims and that, as of the Effective Date, KDS, PCD and AMREP have not assigned, sold, transferred or otherwise conveyed any AMREP Released Claim to any Person. KDS, PCD and AMREP represent and warrant that, as of the Effective Date, KDS, PCD and AMREP have not filed with any court, tribunal or alternative dispute resolution organization any claim, demand, action, joinder or cause of action against any Bauer Person. If this warranty and representation should later be found to be untrue, then, in addition to any other relief or damages to which each Bauer Person may be entitled, KDS, PCD and AMREP shall, at no cost or expense to any Bauer Person, immediately file all documents and take all action necessary to have the claim, action or cause of action dismissed or discontinued with prejudice.

5.    Representations and Warranties. KDS, PCD and AMREP, on the one hand, hereby make the following joint and several representations and warranties to the Bauer Persons, on the other hand; and Bauer, on the one hand, hereby makes the following representations and warranties to the AMREP Persons, on the other hand, each of which shall survive the closing of the transactions contemplated by this Agreement:

5.1.  Status. Such Party is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

5.2.  Authorization. Such Party has the requisite power and authority to execute and deliver this Agreement and to perform the actions to be performed by it hereunder. Such execution, delivery and performance have been duly authorized by all necessary action on the part of such Party. This Agreement constitutes the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

5.3.  Consents and Approvals. Neither the execution and delivery by such Party of this Agreement, nor the performance of the transactions performed hereunder by such Party, will require any filing under, consent, renegotiation or approval by, or conflict with, result in any breach of or constitute a default under (i) any provision of any law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court or other governmental authority to which such Party is subject, (ii) the constituent documents of such Party or (iii) any contract, instrument, governmental permit or other document to which such Party is subject, except, with respect to KDS and PCD, for the consent and approval of PNC Bank, National Association (“PNC”), which consent has been obtained.

6.    Non-disparagement. Bauer agrees that it will not, and shall use its commercially reasonable efforts to cause each other Bauer Person to not, say or do anything (including making any disparaging or defamatory remark or comment) that portrays any AMREP Person in a negative light or portrays any products or services of any AMREP Person in a negative light. KDS, PCD and AMREP each agrees that it will not, and shall use its commercially reasonable efforts to cause each other AMREP Person to not, say or do anything (including making any disparaging or defamatory remark or comment) that portrays any Bauer Person in a negative light or portrays any products or services of any Bauer Person in a negative light.

7.    Certification of Review and Drafting. Each Party certifies that it has read the terms of this Agreement, that it understands the terms of this Agreement, and that it is entering into this Agreement of its own volition. Each Party warrants and represents that it has received independent legal advice from its attorney regarding its decision with respect to the advisability of making and entering into this Agreement. Each Party and its counsel has reviewed this Agreement and has participated in its drafting and, accordingly, no Party shall attempt to invoke the normal rule of construction to the effect that ambiguities are to be resolved against the drafting Party in any interpretation of this Agreement.

8.    Expenses and Cooperation. Each Party shall bear all of its own expenses in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby. Each Party shall, on the reasonable request and at the sole cost and expense of the other Party, take, execute, acknowledge and deliver all such further acts, documents and instruments necessary to give full effect to this Agreement or acknowledge the agreements concluded or contained in this Agreement.

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9.    Indemnification.

9.1.  Bauer shall defend, indemnify and hold harmless each AMREP Person from and against any and all third party Claims (and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers that are incurred by an AMREP Person) that arises out of or results from a breach by any Bauer Person of any representation, warranty, agreement, covenant or obligation under this Agreement.

9.2.  KDS, PCD and AMREP shall defend, indemnify and hold harmless each Bauer Person from and against any and all third party Claims (and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers that are incurred by a Bauer Person) that arises out of or results from a breach by any AMREP Person of any representation, warranty, agreement, covenant or obligation under this Agreement. The obligations of KDS, PCD and AMREP hereunder shall be joint and several.

10.  No Consequential or Indirect Damages. IN NO EVENT WILL ANY AMREP PERSON OR BAUER PERSON BE LIABLE UNDER THIS AGREEMENT, THE DISTRIBUTION AGREEMENT, THE FULFILLMENT AGREEMENT OR OTHERWISE TO ANY OTHER PARTY OR ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL OR PUNITIVE DAMAGES, INCLUDING ANY DAMAGES FOR BUSINESS INTERRUPTION, LOSS OF USE, DATA, REVENUE OR PROFIT, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE AND WHETHER OR NOT SUCH AMREP PERSON OR BAUER PERSON WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN SHALL BE CONSTRUED AS PREVENTING A PARTY FROM SUING TO RECOVER DIRECT DAMAGES RESULTING FROM BREACH OF THIS AGREEMENT.

11.  Governing Law: Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York. Any legal suit, action or proceeding arising out of or related to this Agreement or the matters contemplated hereunder shall be instituted exclusively in the federal courts of the United States or the courts of the State of New York in each case located in the city of New York, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding and waives any objection based on improper venue or forum non conveniens. Service of process, summons, notice or other document by mail to such Party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. Each Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

12.  Intercreditor Agreement. Bauer and KDS are parties to an Intercreditor Agreement, dated as of May 13, 2010, as to which PNC, a lender to KDS, is a party. KDS, PCD or AMREP jointly and severally represent and covenant that, as of the Effective Date, (i) the Safety Credit Line (as defined in such Intercreditor Agreement) has not been drawn and no amounts are outstanding thereunder; (ii) PNC has provided their consent to this Agreement; (iii) the Intercreditor Agreement has been terminated; and (iv) PNC has no security interest in or lien upon the Distributor Collateral.

13.  Additional Default and Security Provisions. Notwithstanding anything to the contrary stated or implied herein or in the Distribution Agreement (including the notice and cure provisions contained in Article 11, subsection 2 of the Distribution Agreement), (i) any material breach by KDS, PCD or AMREP of its obligations under this Agreement or a material breach by KDS under the Distribution Agreement, as amended hereby, or (ii) any filing by KDS of an insolvency or bankruptcy proceeding under federal or state law, shall constitute an immediate default under this Agreement (“Event of Default”) and under the Distribution Agreement. Upon the occurrence of an Event of Default, Bauer shall be entitled to exercise all rights and remedies available to it under applicable law and, with respect to an Event of Default involving KDS, under the Distribution Agreement (including, with respect to an Event of Default involving KDS, all rights of a secured creditor with respect to Distributor’s Collateral (as defined in the Distribution Agreement) (without any such rights derogating the rights hereunder of Bauer with respect to the absolute and irrevocable assignment of such collateral under this Agreement) and, if appropriate, injunctive relief).

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14.  Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third business day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses set forth below (or to such other address that may be designated by a Party from time to time in accordance with this Section 14).

•      Bauer: 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, Attention: Chief Financial Officer, Facsimile: 201-569-5303, with a required copy to Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, Attention: Gregory Schwed, Facsimile: 212-937-4689.

•      KDS: 16 South Wesley Avenue, Mount Morris, Illinois 61054, Attention: Chief Financial Officer, Facsimile: 815-734-5233, with a required copy to AMREP, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540, Attention: General Counsel, Facsimile: 609-716-8255.

•      PCD: 11 Commerce Boulevard, Palm Coast, Florida 32164, Attention: President, Facsimile: 386-446-3635, with a required copy to AMREP, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540, Attention: General Counsel, Facsimile: 609-716-8255.

•      AMREP: 300 Alexander Park, Suite 204, Princeton, New Jersey 08540, Attention: General Counsel, Facsimile: 609-716-8255.

15.  Miscellaneous.

15.1.    Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. Except as expressly modified hereby, the Distribution Agreement and the Fulfillment Agreement are in all respects confirmed and ratified and shall continue in accordance with their respective terms. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. In the event of a conflict between the terms, provisions and conditions contained in the body of this Agreement and the terms, provisions and conditions contained in any exhibit to this Agreement, the term, provisions and conditions contained in the body of this Agreement shall prevail.

15.2.    Assignment. No Party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of all the other Parties. Any purported assignment or delegation in violation of this Section 15.2 shall be null and void. No assignment or delegation shall relieve any Party of any of its obligations hereunder.

15.3.    Waiver. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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15.4.    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

15.5.    Attorneys’ Fees. In the event that any Party institutes any legal suit, action or proceeding against any other Party arising out of or relating to this Agreement, the prevailing Party in the suit, action or proceeding shall be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such Party in conducting the suit, action or proceeding, including reasonable attorneys’ fees and expenses and court costs.

15.6.    Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Sections and Exhibits refer to the Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

15.7.    Further Assurances. Each Party shall execute and deliver such further documents and take further such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

15.8.    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

15.9.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission (to which a signed PDF copy is attached) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed by its authorized representative as of the Effective Date.

Heinrich Bauer (USA) LLC		Kable Distribution Services, Inc.

By:	/s/ Rich Teehan	By:	/s/ Bruce Obendorf
	Name: Rich Teehan		Name: Bruce Obendorf
	Title: Vice President		Title: Executive Vice President, Finance

Palm Coast Data LLC		AMREP Corporation

By:	/s/ Peter M. Pizza	By:	/s/ Peter M. Pizza
	Name: Peter M. Pizza		Name: Peter M. Pizza
	Title: Vice President and Treasurer		Title: Vice President and Chief Financial Officer

Exhibit A

1.    Amendments to Main Distribution Agreement.

1.1.    Elimination of Domestic Commission. Section I(A) of Exhibit E of the Main Distribution Agreement is deleted in its entirety and is hereby replaced with the following:

“The Commission due DISTRIBUTOR for every copy sold shall be 0% of the suggested cover price.”

1.2.    Elimination of International Commission. Section II(A) of Exhibit E of the Main Distribution Agreement is deleted in its entirety and is hereby replaced with the following:

“The Commission due DISTRIBUTOR for every copy sold shall be 0% of the suggested cover price.”

References in Section II(B) of Exhibit E of the Main Distribution Agreement to Section I of Exhibit E of the Main Distribution shall refer to the provisions of such section prior to any amendment thereof pursuant to this Agreement.

1.3.    Amendment of Payment Terms. Section I(B) of Exhibit E of the Main Distribution Agreement is deleted in its entirety and is hereby replaced with the provisions set forth in Exhibit A-1 to this Agreement. KDS’s liabilities and obligations with respect to the provisions of Section I(B) of Exhibit E of the Main Distribution Agreement that are deleted by this Section 1.3 of Exhibit A shall be deemed terminated, released, void and of no further force and effect, and no AMREP Person shall have any further liabilities or obligations with respect to such provisions whatsoever.

2.    Amendments to Canada Distribution Agreement.

2.1.    Elimination of Brokerage. Section I(A) of Exhibit E of the Canada Distribution Agreement is deleted in its entirety and is hereby replaced with the following:

“The Brokerage due DISTRIBUTOR for every copy sold shall be 0% of the suggested cover price.”

2.2.    Amendment of Payment Terms. Section I(B) of Exhibit E of the Canada Distribution Agreement is deleted in its entirety and is hereby replaced with the provisions set forth in Exhibit A-2 to this Agreement. KDS’s liabilities and obligations with respect to the provisions of Section I(B) of Exhibit E of the Canada Distribution Agreement that are deleted by this Section 2.2 of Exhibit A shall be deemed terminated, released, void and of no further force and effect, and no AMREP Person shall have any further liabilities or obligations with respect to such provisions whatsoever.

3.    Amendment to Fulfillment Agreement.

3.1. Term. Section A of the Fulfillment Agreement is deleted in its entirety and is hereby replaced with the following:

“This Agreement shall commence on the date of the Agreement and, unless the Agreement is terminated earlier pursuant to any of its express provisions, shall end on December 31, 2019. Upon expiration of the initial term, this Agreement shall automatically renew, unless the Agreement is terminated earlier pursuant to any of its express provisions, for additional successive two (2) year terms, unless either Party provides written notice to the other Party of nonrenewal at least ninety (90) days prior to the end of the then-current term. If the term is renewed for any renewal term(s), the terms and conditions of this Agreement during each such renewal term shall be the same as the terms and conditions in effect immediately prior to such renewal other than as such terms may be limited to specific dates. In the event Client or PCD provides timely notice of its intent not to renew this Agreement, then, unless the Agreement is terminated earlier pursuant to any of its express provisions, this Agreement shall terminate on the expiration of the then-current term. Notwithstanding anything to the contrary in this Agreement, Client may terminate the agreement effective on December 31, 2018 by providing written notice to PCD of nonrenewal at least ninety (90) days prior to December 31, 2018.”

3.2. Discount of Certain Fees. The Fulfillment Agreement is hereby amended to insert the following at the end of Section B.7 thereof:

“As may be requested by Client from time to time, PCD shall provide Client with up to *** during each calendar year and any such *** not used during a calendar year may not be carried over to the next calendar year. All fees charged to Client for services provided by PCD under this Agreement during the period beginning on ***, but not including taxes, programming or any fees charged for third party costs or expenses for materials or services (such as postage, shipping materials or graphic services materials), shall be reduced by ***. Notwithstanding anything to the contrary, other than as provided in the prior two sentences, effective June 1, 2014, all credits or other reductions in the fees, costs or expenses charged to Client for materials or services under this Agreement shall be terminated, released, void and of no further force and effect, and PCD shall have no further liabilities or obligations with respect to such credits or other reductions whatsoever.”

3.3. Subscriber File on Cessation of PCD Operations. The Fulfillment Agreement is hereby amended to insert the following at the end of Section C.5(b) thereof:

“If this Agreement has not been assigned to another entity that performs the services contemplated by this Agreement, immediately prior to PCD or its successor or assignee ceasing operations, PCD shall provide Bauer, for each Publication, the entire subscriber file and file layout containing all information reasonably necessary for the services contemplated by this Agreement to be performed by another entity in the subscription fulfillment industry.”

[End of Exhibit A]

Exhibit A-1

New language to be inserted in Section I(B) of Exhibit E of the Main Distribution Agreement

Beginning on the Effective Date (as defined in the Settlement Agreement, dated June 11, 2014, by and between Heinrich Bauer (USA) LLC, Kable Distribution Services, Inc., Palm Coast Data LLC, and AMREP Corporation) immediately following execution of such Settlement Agreement:

1.	All amounts and accounts receivable, including Distributor’s Collateral, owing from wholesalers to DISTRIBUTOR with respect to the sale of Domestic Magazines are irrevocably assigned and transferred to PUBLISHER, and PUBLISHER is responsible for any returns of Domestic Magazines in accordance with industry practices. All checks that are received from wholesalers by DISTRIBUTOR shall be scanned by DISTRIBUTOR, saved as an electronic file and promptly as reasonably practical (but in no event more than two business days after receipt) mailed to PUBLISHER.

2.	DISTRIBUTOR and PUBLISHER shall promptly as reasonably practical (but in no event more than two business days after the Effective Date) send a joint notice to wholesalers instructing them to make payment (whether by check, wire transfer or other electronic means) for amounts due for Domestic Magazines to a bank account or other address designated by PUBLISHER (the “Designated Bank Account”). The joint notice shall be in the form set forth in Exhibit D to the Settlement Agreement and shall be transmitted by such means as PUBLISHER shall select at PUBLISHER’s sole cost and expense.

3.	If DISTRIBUTOR receives payment after the Effective Date for amounts due for Domestic Magazines, DISTRIBUTOR shall promptly as reasonably practical (but in no event more than two business days after receipt) deliver such payment (whether by check, wire transfer or other electronic means) to the Designated Bank Account at PUBLISHER’s sole cost and expense. PUBLISHER shall permit DISTRIBUTOR to use the account of PUBLISHER with a nationally recognized overnight courier, which shall be at PUBLISHER’s sole cost and expense, to deliver any such payments to the Designated Bank Account.

4.	DISTRIBUTOR shall provide PUBLISHER with any supporting documentation reasonably requested by PUBLISHER in connection with any payment for amounts due for Domestic Magazines, including copies of wholesalers’ remittance advices and account statements with respect to Domestic Magazines. Bauer shall receive, at minimum, the reports as defined in the Agreement, section EIGHTH.

5.	DISTRIBUTOR shall promptly as reasonably practical (but in no event more than two business days after the Effective Date) deliver, and account to PUBLISHER for, all payments received from wholesalers from and including May 14, 2014 through and including the Effective Date with respect to amounts due for Domestic Magazines to PUBLISHER.

PUBLISHER agrees that any checks, wire transfers or other electronic transfers denominated in a currency other than U.S. dollars may incur foreign exchange transaction fees upon deposit in the Designated Bank Account. PUBLISHER agrees that PUBLISHER shall be responsible for all such foreign exchange transaction fees.

PUBLISHER and DISTRIBUTOR acknowledge that the payments by wholesalers following the Effective Date of amounts due with respect to Domestic Magazines may contain errors, which may require the allocation between PUBLISHER and DISTRIBUTOR of amounts contained in any particular payment by a wholesaler. PUBLISHER and DISTRIBUTOR shall promptly as reasonably practical (but in no event more than two business days after receipt) deliver to the other party any incorrectly allocated funds.

DISTRIBUTOR shall transmit to PUBLISHER any payments by wholesalers following the Effective Date of amounts due with respect to Domestic Magazines that are deposited into a DISTRIBUTOR bank account other than the Designated Bank Account promptly as reasonably practical (but in no event more than two business days after receipt). DISTRIBUTOR shall communicate to PUBLISHER the circumstances surrounding such incorrectly deposited funds.

[End of Exhibit A-1]

Exhibit A-2

New language to be inserted in Section I(B) of Exhibit E of the Canada Distribution Agreement

Beginning on the Effective Date (as defined in the Settlement Agreement, dated June 11, 2014, by and between Heinrich Bauer (USA) LLC, Kable Distribution Services, Inc., Palm Coast Data LLC, and AMREP Corporation) immediately following execution of such Settlement Agreement:

1.	All amounts and accounts receivable, including Distributor’s Collateral, owing from wholesalers to DISTRIBUTOR with respect to the sale of Domestic Magazines are irrevocably assigned and transferred to PUBLISHER, and PUBLISHER is responsible for any returns of Domestic Magazines in accordance with industry practices. All checks that are received from wholesalers by DISTRIBUTOR shall be scanned by DISTRIBUTOR, saved as an electronic file and promptly as reasonably practical (but in no event more than two business days after receipt) mailed to PUBLISHER.

2.	DISTRIBUTOR and PUBLISHER shall promptly as reasonably practical (but in no event more than two business days after the Effective Date) send a joint notice to wholesalers instructing them to make payment (whether by check, wire transfer or other electronic means) for amounts due for Domestic Magazines to a bank account or other address designated by PUBLISHER (the “Designated Bank Account”). The joint notice shall be in the form set forth in Exhibit D to the Settlement Agreement and shall be transmitted by such means as PUBLISHER shall select at PUBLISHER’s sole cost and expense.

3.	If DISTRIBUTOR receives payment after the Effective Date for amounts due for Domestic Magazines, DISTRIBUTOR shall promptly as reasonably practical (but in no event more than two business days after receipt) deliver such payment (whether by check, wire transfer or other electronic means) to the Designated Bank Account at PUBLISHER’s sole cost and expense. PUBLISHER shall permit DISTRIBUTOR to use the account of PUBLISHER with a nationally recognized overnight courier, which shall be at PUBLISHER’s sole cost and expense, to deliver any such payments to the Designated Bank Account.

4.	DISTRIBUTOR shall provide PUBLISHER with any supporting documentation reasonably requested by PUBLISHER in connection with any payment for amounts due for Domestic Magazines, including copies of wholesalers’ remittance advices and account statements with respect to Domestic Magazines. Bauer shall receive, at minimum, the reports as defined in the Agreement, section EIGHTH.

5.	DISTRIBUTOR shall promptly as reasonably practical (but in no event more than two business days after the Effective Date) deliver, and account to PUBLISHER for, all payments received from wholesalers from and including May 14, 2014 through and including the Effective Date with respect to amounts due for Domestic Magazines to PUBLISHER.

PUBLISHER agrees that any checks, wire transfers or other electronic transfers denominated in a currency other than U.S. dollars may incur foreign exchange transaction fees upon deposit in the Designated Bank Account. PUBLISHER agrees that PUBLISHER shall be responsible for all such foreign exchange transaction fees.

PUBLISHER and DISTRIBUTOR acknowledge that the payments by wholesalers following the Effective Date of amounts due with respect to Domestic Magazines may contain errors, which may require the allocation between PUBLISHER and DISTRIBUTOR of amounts contained in any particular payment by a wholesaler. PUBLISHER and DISTRIBUTOR shall promptly as reasonably practical (but in no event more than two business days after receipt) deliver to the other party any incorrectly allocated funds.

DISTRIBUTOR shall transmit to PUBLISHER any payments by wholesalers following the Effective Date of amounts due with respect to Domestic Magazines that are deposited into a DISTRIBUTOR bank account other than the Designated Bank Account promptly as reasonably practical (but in no event more than two business days after receipt). DISTRIBUTOR shall communicate to PUBLISHER the circumstances surrounding such incorrectly deposited funds.

[End of Exhibit A-2]

Exhibit B

Confidentiality Provisions

1. Definitions. For purposes of this Agreement, “Confidential Information” means (i) any and all information concerning any Party or Related Persons which has been or is, in the future, furnished by such Party (the “Provider”) or its Related Persons to any other Party (the “Recipient”) or any of its Related Persons, orally or in writing (whatever the form or storage medium), including information concerning its subsidiaries, Affiliates, businesses, operations, markets, products, product specifications, designs, documentation, technical data, trade secrets, processes, computer programs, know-how, research and development, financial condition, results of operations, projections, strategies, marketing information, contracts, price lists, pricing policies, customers, employees and prospects and (ii) any and all notes, analyses, compilations, studies or other documents prepared by the Recipient or any of its Related Persons containing or reflecting any Confidential Information described in clause (i). The term “Confidential Information” does not include information which the Recipient demonstrates: (A) was or becomes generally available to or known by the public (other than as a result of a disclosure directly or indirectly by the Recipient or any of its Related Persons who received such information pursuant hereto); (B) was or is developed independently by the Recipient without the use of Confidential Information in violation of this Agreement; or (C) was or becomes available to the Recipient or any of its Related Persons on a non-confidential basis, prior to its disclosure to the Recipient by the Provider or its Related Persons; provided that, the source of such information is not otherwise known by the Recipient after reasonable investigation to be bound by a confidentiality agreement with the Provider or any of its Related Persons, or to be under a contractual, legal, fiduciary or other obligation to the Provider or any of its Related Persons not to transmit the information to the Recipient. Notwithstanding anything to the contrary herein, “Confidential Information” shall not include any information reasonably necessary for the Parties to conduct their business.

2. Use of Confidential Information. Any Confidential Information provided to the Recipient hereunder will be used by the Recipient and its Related Persons solely in connection with exercising its rights or fulfilling its obligations under the Agreement or any other agreement between the Recipient and the Provider (collectively, the “Purpose of the Disclosure”) and shall not be used by the Recipient for any other purpose, including used in any way detrimental to the Provider or its Affiliates. The Recipient shall maintain the strict confidentiality of any Confidential Information provided to it or any of its Related Persons and shall not disclose any part of it to any other Person; provided that, (i) it may disclose any such Confidential Information or portions thereof to its Related Persons subject at all times to Section 3 of this Exhibit B and (ii) it may disclose any such Confidential Information in accordance with Section 4 of this Exhibit B. The Recipient shall treat the Confidential Information with the same degree of care as it would its own, but in no event with less than reasonable care.

3. Related Persons. The Recipient may disclose Confidential Information to those of its Related Persons who have a reasonable need to know such information in order to assist the Recipient in the Purpose of the Disclosure; provided that, prior to any such disclosure, (a) the Recipient informs any such Related Person of the terms of this Agreement and (b) such Related Person agrees to preserve the confidentiality of the Confidential Information upon the terms hereof. Each Party shall take such reasonable actions as will ensure that its Related Persons comply with the terms of this Agreement. Each Party will be responsible for any breach of this Agreement by any of its Related Persons.

4. Subpoenas, etc. If the Recipient or any of its Related Persons becomes required by law or applicable legal process to disclose any Confidential Information furnished by the Provider, the Recipient shall provide the Provider with prompt prior written notice of such requirement and the terms of and circumstances surrounding such requirement so that the Provider may seek an appropriate protective order or other remedy, or waive compliance with the terms of this Agreement, and the Recipient shall provide such cooperation with respect to obtaining a protective order or other remedy as the Provider shall reasonably request. If, in the absence of protective order or other remedy or the receipt of a waiver by the Provider, the Recipient or any of its Related Persons is nonetheless legally required to disclose Confidential Information to any tribunal, the Recipient or its Related Persons may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information which the Recipient is legally required to disclose; provided that, the Recipient shall exercise reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such Confidential Information by such tribunal.

5. Return or Destruction of Confidential Information. Upon receipt of a written request delivered by the Provider to the Recipient, the Recipient shall immediately (i) cease using the Confidential Information, (ii) return to the Provider any Confidential Information furnished by the Provider or any of its Related Persons and (iii) destroy any and all copies of such Confidential Information and any and all notes, analyses, compilations, studies or other documents prepared by the Recipient or any of its Related Persons containing or reflecting any Confidential Information. Any destruction required pursuant to this Section 5 of this Exhibit B shall, upon request of the Provider, be certified in writing to the Provider by an authorized officer supervising such destruction. Notwithstanding the return or destruction of the Confidential Information, the Recipient and its Related Persons will continue to be bound by its obligations of confidentiality and other obligations hereunder.

6. Permitted Disclosure. Any Party may make such press releases and other public statements and disclosures it deems necessary under applicable Law or the rules of any stock exchange or market on which its securities are traded.

7. Accuracy and Ownership of Materials. The Provider makes no representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information provided or to be provided by it or any of its Related Persons. Neither the Provider nor any of its Related Persons will have any liability to the Recipient or any other Person resulting from any action taken or any inaction occurring in reliance on any Confidential Information. The Provider shall retain the entire right, interest and title to its Confidential Information. No license under any patent, copyright, trademark, other intellectual property right or any application therefor, is hereby granted or implied by the provision of Confidential Information to the Recipient. The Recipient shall not alter or obliterate any trademark or any other proprietary mark or notice thereof of the Provider on any copy of the Confidential Information, and shall reproduce any such mark or notice on all copies of the Confidential Information.

8. Remedies. Each Party agrees to indemnify and hold each other Party and its Related Persons harmless from any Claims arising out of any breach of this Exhibit B by such Party or its Related Persons. Each Party acknowledges that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered in the event that this Agreement is breached. Therefore, each Party shall be entitled to equitable relief, including an injunction and specific performance (without the need to post bond or any other security or without being required to submit proof of economic value of any Confidential Information), in the event of any breach of this Agreement by any other Party or any of its Related Persons, in addition to all other remedies available to such Party at law or in equity.

9. Compliance with Law. The Recipient agrees that it will not directly or indirectly use any such Confidential Information to engage in or facilitate the trading of any securities in violation of any prevailing laws and regulations in any applicable jurisdiction. The Recipient acknowledges that it is aware (and, if applicable, that the Recipient’s Related Persons who are apprised of this matter have been advised) that applicable securities laws prohibit any Person who has material, non-public information concerning the Provider or their Affiliates from purchasing or selling any securities of the Provider or their Affiliates, or from communicating such information to any other Person or entity under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

[End of Exhibit B]

Exhibit C

Form of Supplemental Listing Application

[AMREP Letterhead]

June 11, 2014

New York Stock Exchange, Inc.
20 Broad Street - 17th Floor

New York, New York 10005

Re: NYSE Supplemental Listing Application

Company: AMREP Corporation	Symbol: AXR
CUSIP: 032159105	Number of Shares Outstanding: 7,219,454
Security: Shares of Common Stock, par value $.10 per share, of the Company	Number of Treasury Shares (not included in the number of Shares Outstanding): 225,250

Transaction: AMREP Corporation and certain of its indirect subsidiaries are anticipating entering into a settlement agreement with a creditor of an indirect subsidiary of AMREP Corporation. The settlement agreement is anticipated to include, among other things, the issuance by AMREP Corporation of 825,000 shares of its common stock to the creditor (such shares to be issued to the creditor, the “Shares”). To the knowledge of AMREP Corporation, the issuance of the Shares does not require the approval of the shareholders of AMREP Corporation under the New York Stock Exchange Listed Company Manual, Oklahoma law (the jurisdiction of incorporation of AMREP Corporation) or the certificate of incorporation of AMREP Corporation. The Shares would represent approximately 11.4% of the outstanding shares of common stock of AMREP Corporation before the issuance of the Shares (and 10.3% of the outstanding shares of common stock of AMREP Corporation after the issuance of the Shares). To the knowledge of AMREP Corporation, the issuance of the Shares will not result in a change of control of AMREP Corporation and the creditor is not (i) a Related Party (as defined in Section 312.03 of the New York Stock Exchange Listed Company Manual), (ii) a subsidiary, affiliate or other closely-related person of Related Party or (iii) any company or entity in which a Related Party has substantial direct or indirect interest. No registration statement regarding the Shares has been filed with the Securities and Exchange Commission. A copy of a good standing certificate of AMREP Corporation from the State of Oklahoma is enclosed herewith.

Security: Shares of Common Stock, par value $.10 per share, of the Company

Shares to be issued: 825,000

Shareholder Approval Required: No

AMREP Corporation

By:
Name: Christopher V. Vitale
Title: Vice President and General Counsel

The New York Stock Exchange, Inc. hereby authorizes, upon official notice of issuance, the listing of the additional Common Stock.

________________________

Janice O’Neill

Senior Vice President

Corporate Compliance

Exhibit D

Form of Joint Notice to Wholesalers

[Date and method(s) of transmittal]

Dear [name of wholesaler]

Please be advised that Kable Distribution Services, Inc. (“Kable”) has assigned all of its accounts receivables arising from the sale in the United States of America and Canada of Bauer Publications magazines to Heinrich Bauer (USA) LLC or one of its affiliates (collectively, “Bauer”), pursuant to, among other things, Bauer’s pre-existing security interest in such receivables, and Heinrich Bauer (USA) LLC has assumed the liabilities of any returns of Bauer Publications magazines in accordance with industry practices.

Effective immediately, you should pay all outstanding Kable invoices arising from the sale in the United States of America and Canada of Bauer Publications magazines (less any returns of Bauer Publications magazines in accordance with industry practices) directly to Bauer at the following address:

If by check, using postpaid, first-class U.S. mail to: [Bauer to designate bank account or other address]

If by wire: [Bauer to designate bank, ABA number, account number and any other necessary information]

Please promptly notify your accounts payable department of this change, because any payments you make not in accordance with this notice will be at your own risk. If you remit payment other than as instructed by this notice, your payment will not constitute settlement of the account and may subject you to double liability.

Note that accounts receivables arising from the sale outside of the United States of America and Canada of Bauer Publications magazines or from the sale of any publications other than Bauer Publications magazines should continue to be remitted to Kable at 16 S Wesley Ave, Mount Morris, IL 61054.

These instructions may not be modified without written notice to you from both Bauer and Kable.

Thank you for your cooperation in this matter.

Very truly yours,

[Kable signature line]

[Bauer signature line]

[End of Exhibit D]